UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 5, 2012, as more fully described below, two complaints were filed against Florida Gaming Corporation (the “Company”) and its wholly owned subsidiaries, Florida Gaming Centers, Inc. (“Centers”) and Tara Club Estates, Inc. (“Tara Club”).

As previously reported on Form 8-K, on April 25, 2011, the Company and Centers entered into a Credit Agreement (the “Credit Agreement”) with ABC Funding, LLC (“ABC Funding”), as Administrative Agent for the lenders party thereto (the “Lenders”). As security for the Credit Agreement, Centers and City National Bank of Florida, as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471 (the “Land Trust”), granted to ABC Funding mortgages in certain real property owned by Centers and the Land Trust in St. Lucie, Florida and Miami-Dade County, Florida, respectively. As additional security under the Credit Agreement: (1) Centers collaterally assigned all of its rights in the Land Trust to ABC Funding (the “Trust Assignment”); (2) the Land Trust, the Company and Tara Club each executed a Credit Party Guaranty (the “Guaranty”) in favor of ABC Funding, guaranteeing Centers’ obligations (the “Obligations”) under the Credit Agreement; and (3) the Company, Centers and Freedom Holding, Inc., the Company’s largest shareholder, executed a Pledge Agreement (the “Pledge Agreement”) granting ABC Funding a security interest in substantially all of their personal property.

As reported in the Company’s Current Report on Form 10-Q for the period ended June 30, 2012, on August 9, 2012, ABC Funding, on behalf of the Lenders, delivered to the Company and Centers notice of immediate acceleration (the “Notice”) of all of the Obligations.

In its complaint filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, ABC Funding seeks to enforce the Guaranty and to foreclose on the collateral secured by the Miami mortgage, the Pledge Agreement and the Trust Assignment. The complaint is styled ABC Funding, LLC, as Administrative Agent for Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., JPMorgan Chase Bank, N.A., Locust Street Funding LLC, Canyon Value Realization Fund, L.P., Canyon Value Realization Master Fund, L.P., Canyon Distressed Opportunity Master Fund, L.P., and Canyon-GRF Master Fund II, L.P., vs. Florida Gaming Centers, Inc., a Florida corporation, and Florida Gaming Corporation, a Delaware corporation.

In its complaint filed in the Circuit Court of the Nineteenth Judicial District in and for St. Lucie County, Florida, ABC Funding seeks to enforce the Guaranty and to foreclose on the collateral secured by the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment. The complaint is styled ABC Funding, LLC, as Administrative Agent for Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., JPMorgan Chase Bank, N.A., Locust Street Funding LLC, Canyon Value Realization Fund, L.P., Canyon Value Realization Master Fund, L.P., Canyon Distressed Opportunity Master Fund, L.P., and Canyon-GRF Master Fund II, L.P., vs. Florida Gaming Centers, Inc., a Florida corporation, Florida Gaming Corporation, a Delaware corporation, City National Bank of Florida, not individually but solely as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471, Freedom Holding, Inc., a Delaware corporation, Tara Club Estates, Inc., a Georgia corporation, et. al.

The foregoing descriptions of the Credit Agreement, the Guaranty and the Pledge Agreement are qualified in their entirety by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 25, 2011, and Exhibits G and H thereto. The foregoing description of the Notice is qualified in its entirety by reference to Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: September 11, 2012	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer